UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 9, 2022

VIVANI MEDICAL, INC.

(Exact name of registrant as specified in its charter)

California	001-36747	02-0692322
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5858 Horton Street, Suite 280 Emeryville, California	94608
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (818) 833-5000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock Warrants	VANI VANIW	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events

As previously disclosed, Vivani Medical, Inc. (the “Company”), entered into a Memorandum of Understanding (“MOU”) for a proposed business combination with Pixium Vision SA (“Pixium”). In response to a press release by Pixium dated March 24, 2021, and subsequent communications between the Company and Pixium, the Company’s Board of Directors determined that the business combination with Pixium was not in the best interest of the Company’s shareholders. On April 1, 2021, the Company gave notice to Pixium that it was terminating the MOU between the parties and seeking an amicable resolution of termination amounts that may be due. The Company accrued $1,000,000 of liquidated damages as contemplated by the MOU in accounts payable and remitted that amount to Pixium in April 2021. Pixium indicated that it considered this termination wrongful, rejected the Company’s offers, but retained the $1,000,000 payment. On May 19, 2021, Pixium filed suit in the Paris Commercial Court, claiming damages of approximately €5.1 million (approximately $5.44 million at current exchange rates).

On December 9, 2022, the Company received notice that the Paris Commercial Court has rendered its judgement, including finding that the Company’s termination of the MOU was not valid. In the judgement, the Company was ordered to pay to Pixium the amount of €2,500,000 minus a €947,780 credit for the $1,000,000 already paid for, a net amount payable of approximately €1,552,220. As of the date of this report, the judgement has not been served on the Company, and the Company may appeal the decision within three months from the date of service. [In addition, Pixium may appeal the judgement to pursue any additional relief requested but not granted by the court.] The Company is considering its options in respect of the judgement.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
104	The cover page of this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIVANI MEDICAL, INC.

Date: December 14, 2022	By:	/s/ Donald Dwyer
Donald Dwyer
Chief Business Officer